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                                              Exhibit 5(i)
[LOGO OF ARMCO INC.]                          ARMCO INC.
                                              SPECIALTY FLAT-ROLLED STEELS
                                              One Oxford Centre
                                              301 Grant Street
                                              Pittsburgh, PA 15219-1415
                                              412-255-9800

                                      March 13, 1996



Armco Inc.
One Oxford Centre
301 Grant Street
Pittsburgh, PA 15219-1415

     Re:     Registration Statement on Form S-8

Dear Sirs:

     As Vice President, General Counsel and Secretary of Armco Inc. (the "Company"), I am familiar with the 1996 Incentive Plan of Armco Inc. (the "Plan") and the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with respect to the registration of 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, and of an equal number of Preferred Stock Purchase Rights (the "Rights"), which currently are attached to and transferable only with the Shares.

     I have examined or caused attorneys under my supervision to examine originals or photostatic or certified copies of such records of the Company, certificates of officers of the Company and of public officials, written documents constituting the Plan and other documents as I have deemed relevant and necessary as the basis for the opinion set forth below. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing and relying upon statements of fact contained in the documents that I have examined, I am of the opinion that, upon the issuance and delivery of the Shares and the related Rights in accordance with the provisions of the Plan, the Shares and the related Rights will have been validly issued and the Shares will be fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

                                          Very truly yours,


                                           /s/ Gary R. Hildreth
                                           Gary R. Hildreth
                                           Vice President, General Counsel
                                           and Secretary

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